SUMMER ENERGY HOLDINGS INC
5847 SAN FELIPE ST, SUITE 3700
HOUSTON, TX 77057

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Friday, June 8, 2018

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, SUMMER ENERGY HOLDINGS INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommend a vote FOR the Election of Directors and FOR proposals 2 and 3.

1. ELECTION OF DIRECTORS
   1. STUART C. GAYLOR 2. NEIL M. LEIBMAN 3. JALEEA P. GEORGE
2. APPROVAL OF 2018 STOCK OPTION AND STOCK AWARD PLAN.
3. RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: www.colonialstock.com/summer2018

HOW TO VOTE

BY INTERNET www.colonialstock.com/summer2018
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	June 08, 2018 8:30 AM CST
Meeting Location:	SUMMER ENERGY HOLDINGS INC 5847 SAN FELIPE ST, SUITE 3700 HOUSTON, TX 77057

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 29, 2018

1. By Phone: (877) 285-8605
2. By Internet: www.colonialstock.com/summer2018
3. By Email annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.